Exhibit 10.10

Haymaker Acquisition Corp V

515 North Flagler Drive

Suite 350

West Palm Beach, FL 33401

[ ], 2026

Mistral Capital Management LLC

501 Madison Avenue, Floor 5

New York, NY 10022

Re: Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) by and between Haymaker Acquisition Corp V (the “Company”) and Mistral Capital Management LLC (“Mistral”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on the New York Stock Exchange (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination and the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

1. Mistral shall make available, or cause to be made available, to the Company, office space, secretarial and administrative support services and other services as may be reasonably required by the Company. In exchange therefor, the Company shall pay Mistral up to $67,500 per month on the Listing Date and continue monthly thereafter until the Termination Date. Upon completion of the Company’s initial business combination or liquidation, in each case as described in the Registration Statement, any remaining monthly payments from the Company’s 24-month term will be accelerated and due at the closing of its initial business combination or liquidation, in each case as described in the Registration Statement.

2. Mistral hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this Agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this Agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

3. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

4. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

5. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

6. This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state, without regards to the conflicts of laws principles thereof.

[Signature Page Follows]

Very truly yours,

HAYMAKER ACQUISITION CORP V

By:	/s/ Christopher Bradley
Name: Christopher Bradley
Title: Chief Executive Officer and Chief Financial Officer

AGREED AND ACCEPTED BY:

MISTRAL CAPITAL MANAGEMENT LLC

By	/s/ Christopher Bradley
Name: Christopher Bradley
Title: Managing Director

[Signature Page to Administrative Services Agreement]